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                                                                    Exhibit 99.1

                       AEGIS COMMUNICATIONS GROUP, INC.

NEWS RELEASE                                               FOR IMMEDIATE RELEASE

CONTACTS AT THE COMPANY:
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(972) 830-1800
Michael J. Graham  Executive Vice President and Chief Financial Officer

   AEGIS COMMUNICATIONS GROUP ANNOUNCES RESIGNATION OF CHIEF EXECUTIVE OFFICER

IRVING, TEXAS -- June 6, 2001 -- Aegis Communications Group, Inc. (OTC Bulletin Board: AGIS) today announced that Hugh E. Sawyer, President and Chief Executive Officer, has resigned from the Company effective June 15, 2001 to join Allied Holdings, Inc. in Atlanta, Georgia as President and Chief Executive Officer. John R. Birk, Chairman of the Board of Directors of Aegis will assume the role of interim President and Chief Executive Officer. Mr. Sawyer will continue to serve on the Board of Directors to assist with the transition and to continue his support of the revitalization of Aegis.

"We regret that Hugh Sawyer has chosen to resign his operating position at this time," stated Mr. Birk. "However, we understand Hugh's desire to return to Atlanta for family and personal reasons, and we wish him well in his future endeavors. Hugh's contributions to the turnaround of Aegis are greatly appreciated. We are fortunate that the Company has established an outstanding management team that will be able to continue the momentum of the turnaround and the success of Aegis while the Board of Directors conducts the search for a successor."

Aegis also announced today that the acquisition group made up of its principal stockholders, which on March 2, 2001 had announced an offer to purchase the outstanding public shares of the Company, has informed the Company that the acquisition group has decided not to proceed with such purchase at this time. The acquisition group decided that any further consideration of its offer is not appropriate while management and the Board of Directors focus internally on assuring a smooth management transition.

Aegis Communications Group is a leading provider of multi-channel customer relationship management and comprehensive marketing research including database management, analytical services and market intelligence to Fortune 500 and emerging e-commerce companies. Aegis recently introduced e.Care.plus-SM-, a suite of Internet-based customer care services that provide enhanced customer response through client company web-sites. Aegis' blue-chip client list includes AT&T, American Express, BellSouth, Cendant and other leading companies. Aegis manages and operates a national network of client service centers employing approximately 8,200 people and utilizing over 6,200 production workstations. Further information regarding Aegis and its services can be found on its website at www.aegiscomgroup.com.

Aegis' Elrick and Lavidge Marketing Research division (E&L), based in Atlanta, is recognized as one of the leading firms in consumer and business-to-business research. Established in 1951, E&L provides a broad range of corporate clients with state-of-the-science marketing research measuring customer satisfaction, likelihood of customer retention, point-of-sale research, full service quantitative and qualitative research, segmentation and market structure, and marketing services. E&L uses traditional methodologies as well as advanced online and crossover methodologies. E&L clients include Procter &

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Gamble, Universal Studios, Sprint, American Century, Compaq, Hallmark and 3M.
Further information regarding Elrick & Lavidge is available on its website at www.elavidge.com.

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